EXHIBIT 23.2

Consent of Independent Auditors

     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 2, 2004 in Amendment No. 3 to the Registration Statement on Form S-11 and related Prospectus of Sunset Financial Resources, Inc., dated Subject to Completion, February 27, 2004.

/s/ Ernst & Young LLP

Jacksonville, Florida February 26, 2004